Exhibit 10.2

Exchange Agreement

dated as of January 14, 2025

by and among

5E Advanced Materials, Inc.

BEP SPECIAL SITUATIONS IV LLC

ASCEND GLOBAL INVESTMENT FUND SPC

and

MERIDIAN INVESTMENTS CORPORATION

EXCHANGE Agreement

This Exchange Agreement (this “Agreement”) is dated as of January 14, 2025, between 5E Advanced Materials, Inc. a company incorporated under the Laws of Delaware (the “Company”), and BEP Special Situations IV LLC (“BEP”), Ascend Global Investment Fund SPC (“Ascend”), and Meridian Investments Corporation (“Meridian”, and collectively with Ascend and BEP, the “Existing Noteholders”).

Whereas, the Company, the guarantors from time to time party thereto, the Existing Noteholders and Alter Domus (US) LLC, as collateral agent, are parties to that certain Amended and Restated Note Purchase Agreement dated as of January 18, 2024 (as amended, supplemented, or otherwise modified on or prior to the date hereof, the “A&R NPA”; and the convertible notes issued by the Company pursuant to the A&R NPA, the “Convertible Notes”); and

WHEREAS, the Company and the Existing Noteholders entered into that certain Restructuring Support Agreement (the “RSA”), dated January 14, 2025, pursuant to which the Company and Existing Noteholders agreed that, upon approval by the Company’s shareholders (such approval, the “Shareholder Approval”), the Company and the Existing Noteholders shall effect a debt for equity exchange pursuant to which the Convertible Notes of the Existing Noteholders would be exchanged for newly issued shares of common stock of the Company representing (the “Exchange”).

Now, therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Existing Noteholder hereby agree to document the Exchange as follows:

Article I.

Definitions
1.1
Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1. All other capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the RSA.

“Affiliates” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to each Existing Noteholder, any investment fund or managed account that is managed and/or advised on a discretionary basis by the same investment manager or beneficial owner as each Existing Noteholder will be deemed to be an Affiliate of such Existing Noteholder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Capitalization Date” has the meaning ascribed to such term in Section 3.1(g).

“Closing” means the closing of the issuance of the Exchanged Shares pursuant to Section 2.1.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Exchanged Shares.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning ascribed to such term in the preamble.

“Company SEC Documents” has the meaning ascribed to such term in Section 3.1(h).

“Company Stock Awards” has the meaning ascribed to such term in Section 3.1(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchanged Shares” has the meaning ascribed to such term in Section 2.1(a).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Knowledge of the Company” means the actual knowledge of one or more executive officers of the Company.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree,

rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” with respect to any event, occurrence or condition, (a) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated by this Agreement, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (other than as arising from, or relating to, the failure by the Existing Noteholders or their respective Affiliates to perform their obligations under this Agreement); provided, however, that the determination of whether, there has been or will be a Material Adverse Effect shall not include any event, circumstance, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any change, or proposed change in, or change in the interpretation of, any Law or accounting rules, including GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) general economic, financial, credit, or political conditions, including changes in the credit, debt, securities, financial markets in general; (iv) any geopolitical conditions, outbreak of hostilities, civil unrest or similar disorder, acts of war (whether or not declared), sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, any other natural or man-made disaster or acts of God, weather conditions, epidemics, pandemics and other force majeure events (including any escalation or general worsening thereof); (v) general changes in the price of the Common Stock or other securities; (vi) any actions required or permitted by the A&R NPA, the RSA and transactions contemplated thereby, or any action taken, any failure to take action or such other changes or events, in each case, which the Company has consented to in writing, and any effect resulting therefrom; (vii) delay or failure in obtaining, or revocation of, franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (including without limitation any delay or failure with respect to any authorization or modification to any permit with the US Environmental Protection Agency); (viii) any failure by the Company to meet any internal or published projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; (ix) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the RSA and the transactions contemplated thereby; or (x) any matters, facts, or disclosures set forth in the Company SEC Documents.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(y).

“Payoff Letter” means that certain Payoff Letter, to be dated as of the Closing Date, by Alter Domus (US) LLC, as collateral agent, acknowledged and agreed by the Company and the Existing Noteholders, in substantially the form of Exhibit A attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means the Fourth Amended and Restated Investor and Registration Rights Agreement to be entered on the Closing Date by the Company and the Existing Noteholders.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Responsible Officer” shall mean any of the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company acting alone.

“Required Approvals” has the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Exchanged Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Subscription Agreement” means the Subscription Agreement, dated as of January 14, 2025, by and among the Company and the Existing Noteholders.

“Subsidiary” is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Payoff Letter, in each case including all exhibits and schedules thereto and hereto.

Article II.

Issue of exchanged shares; CLOSING
2.1
Issue of Exchanged Shares.
(a)
On the Closing Date, on the terms and subject to the conditions set forth herein and as consideration for the termination of the A&R NPA and the satisfaction in full, in lieu of the repayment in full in cash, of the Payoff Amount (as defined in the Payoff Letter), the Company will issue to the Existing Noteholders an aggregate of 312,490,076 shares of Common Stock (the “Exchanged Shares”), with each Existing Noteholder receiving such number of the Exchanged Shares as set forth opposite such Existing Noteholders name on Schedule I hereto.
2.2
Deliveries.
(a)
On the Closing Date, the Company shall deliver or cause to be delivered to each Existing Noteholder the following:
(i)
evidence of the number of shares of the Exchanged Shares issued to such Existing Noteholder having been issued in book-entry form to such Existing Noteholder;
(ii)
the Payoff Letter duly executed by the Company and the other parties thereto;
(iii)
evidence that the Exchanged Shares have been approved, subject to official notice of issuance, for listing on the Trading Market;
(iv)
a certificate of the Company’s Secretary or another authorized officer of the Company, dated as of the Closing Date, certifying (A) the Company’s Certificate of Incorporation and bylaws, as then in effect and attached thereto, (B) the resolutions adopted by the Board of Directors authorizing the transactions contemplated hereby and (C) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Company;

(v)
a certificate of the Company signed on behalf of the Company by an executive officer and dated as of the Closing Date, certifying that the conditions in Section 2.4(a) (other than clause (vi) thereof) have been satisfied; and
(vi)
evidence that the Payoff Amount (as defined in the Payoff Letter) has been received by the applicable parties to which such amount is owed.
(b)
On the Closing Date, each Existing Noteholder shall deliver or cause to be delivered to the Company the following:
(i)
the Registration Rights Agreement duly executed by such Existing Noteholders; and
(ii)
the Payoff Letter duly acknowledged and countersigned by such Existing Noteholders.
2.3
Closing. The Closing shall occur by the first Business Day that is on or following the satisfaction or waiver of the conditions set forth in Section 2.4 (other than those conditions that, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 or such other location (or remotely by electronic exchange of documentation) as the parties may mutually agree.
2.4
Closing Conditions.
(a)
Existing Noteholders Closing Conditions. The obligations of the Existing Noteholders to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Existing Noteholders whose aggregate Exchanged Shares represent a majority of the aggregate Exchanged Shares of all Existing Noteholders at or prior to the Closing of the following conditions:
(i)
the representations and warranties of the Company set forth in Sections 3.1(b)(i), 3.1(c) and 3.1(d) shall be true and correct as of the Closing Date, and the representations and warranties of the Company set forth Section 3.1(d)(ii) shall be true and correct except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii)
there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;
(iii)
the Company shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iv)
the Company shall have delivered to the Existing Noteholders all deliverables required to be delivered by the Company pursuant to Section 2.2(a);

(v)
the Shareholder Approval shall have been obtained; and
(vi)
no notice of delinquency or delisting from the Trading Market shall have been received by the Company with respect to the Common Stock.
(b)
Company Closing Conditions. The obligations of the Company to effect the Closing with respect to the transactions with an Existing Noteholder are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:
(i)
there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement; and
(ii)
the Shareholder Approval shall have been obtained.
Article III.

Representations and Warranties
3.1
Representations and Warranties of the Company. The Company hereby represents and warrants to each Existing Noteholder, as of the date hereof and as of the Closing Date, that, except as disclosed in the Company SEC Documents filed with or furnished to the Commission and publicly available prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof):
(a)
Subsidiaries. All of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens (other than Permitted Liens (as defined in the A&R NPA)) and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law. None of the Company’s Subsidiaries are currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except for (i) such prohibitions under applicable Law, applicable organizational or charter documents or the A&R NPA, (ii) restrictions on the subletting, assignment or transfer of any property, right or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract and (iii) other restrictions incurred in the ordinary course of business under agreements or instruments not relating to indebtedness of the Company or any of its Subsidiaries.
(b)
Organization and Qualification. (i) The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation. (ii) The Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)
Authorization; Enforcement. Other than the Shareholder Approval, this Agreement has been duly authorized by the Company and, upon the consummation of the transactions contemplated by this Agreement, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)
No Conflicts. The execution, delivery and performance by the Company of this Agreement has been duly authorized, and does not (i) conflict with the organizational documents of the Company or its Subsidiaries, (ii) contravene, conflict with, constitute a default under or violate any material requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Entity by which the Company and its Subsidiaries, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Entity (except such governmental approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement to which the Company or any of its Subsidiaries, or any of their respective properties, is bound.
(e)
Filings, Consents and Approvals. Assuming the due execution and delivery of the Payoff Letter by the parties thereto, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) as may be required to be made with the Commission, (ii) as contemplated by Sections 4.3, 4.5, and 4.6; (iii) as contemplated by the Registration Rights Agreement; (iv) as required in connection with the listing of the Common Shares on the Trading Market; and (v) as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (collectively, the “Required Approvals”).
(f)
Issuance of the Securities. The Exchanged Shares will be, when issued and delivered against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.

(g)
Capitalization. As of the date hereof, the Company’s authorized shares of capital stock consists of 360,000,000 shares of Common Stock and 20,000,000 shares of preferred stock. As of the close of business on January 9, 2025 (the “Capitalization Date”), (i) 68,890,725 shares of the Common Stock were issued and outstanding, (ii) 2,891,665 shares of the Common Stock were reserved for issuance upon the exercise of stock options outstanding on such date and 902,110 shares of the Common Stock were reserved for issuance upon the exercise or payment of stock units (including deferred stock units, performance share units, restricted stock and restricted stock units) or other equity-based incentive awards granted pursuant to any plans, agreements or arrangements of the Company and outstanding on such date (collectively, the “Company Stock Awards”), and (iii) 10,666,666 shares of the Common Stock were reserved for issuance upon the exercise of outstanding warrants. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock or other equity securities other than shares of the Common Stock issued in respect of the exercise of Company Stock Awards or outstanding warrants in the ordinary course of business or pursuant to the A&R NPA. Except as contemplated by the Transaction Documents, the A&R NPA, the Subscription Agreement and as set forth in this Section 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of the Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Common Stock or Common Stock Equivalents. The issuance of the Exchanged Shares pursuant to this Agreement will not obligate the Company to issue shares of the Common Stock or other securities to any Person (other than the Existing Noteholders) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as provided in the Transaction Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.
(h)
Company SEC Documents; Financial Statements.
(i)
Except for the Company’s Form 10-K/A filed with the Commission on October 31, 2022, all forms, registration statements, reports, schedules and statements filed or required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X), and (v) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
(ii)
The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(i)
Material Changes; Undisclosed Events, Liabilities or Developments. All consolidated financial statements for the Company and its consolidated Subsidiaries, filed by it with the Commission fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries, and the consolidated results of operations of the Company and its consolidated Subsidiaries as of and for the dates presented. Since June 30, 2024, there has not been any Material Adverse Effect.
(j)
Litigation. There are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against the Company or any of its Subsidiaries involving more than $1,000,000.
(k)
Compliance. Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.

(l)
Sarbanes-Oxley. The Company, the Subsidiaries and the Company’s officers and directors (in their capacity as such) are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.
(m)
Regulatory Permits. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses as described in the Company SEC Documents and have fulfilled and performed all of their respective obligations with respect to such certificates, authorizations and permits and (ii) no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of such certificates, authorizations and permits.
(n)
Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its real and personal property material to the operation of its business (including for the avoidance of doubt, all surface properties and associated mineral rights for the Fort Cady Borate Project), free and clear of Liens prohibited by this Agreement. All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.
(o)
Related Party Transactions. Since December 31, 2024, neither the Company nor any of its Subsidiaries has entered into (i) any transaction required to be disclosed in Company SEC Documents prior to the date hereof pursuant to Item 404 of Regulation S-K promulgated by the Commission that has not been so disclosed or (ii) any related party transaction subject to the Company’s related party transactions policy that has not been approved in accordance with such policy.
(p)
Private Placement. Assuming the accuracy of the representations and warranties of each Existing Noteholder contained in Section 3.2 of this Agreement, no registration under the Securities Act is required for the issue of the Exchanged Shares by the Company to the Existing Noteholders as contemplated hereby. The issuance of the Exchanged Shares hereunder does not contravene the rules and regulations of the Trading Market.
(q)
Investment Company. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.
(r)
No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Trading Market. Except as disclosed in any Company SEC Document, the Company is not aware of any circumstances affecting the continued quotation of the Common Stock on the Trading Market and, has not received any written notice threatening the continued quotation of the Common Stock on the Trading Market.
(s)
Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Existing Noteholders as a result of the Existing Noteholders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Existing Noteholders’ ownership of the Securities.
(t)
No Integrated Offering. Neither the Company nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Subscription Securities under the Securities Act.
(u)
Tax Status. The Company and each of its Subsidiaries have timely filed all required material tax returns and reports (or extensions thereof), and the Company and each of its Subsidiaries, have timely paid all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by the Company and such Subsidiaries in an amount greater than $200,000, in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States and Australia, unless such Taxes are being contested in accordance with the next sentence. The Company and each of its Subsidiaries, may defer payment of any contested Taxes, provided that the Company or such Subsidiary (i) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP. Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional Taxes in an amount greater than $200,000 becoming due and payable by the Company or its Subsidiaries.
(v)
Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.
(w)
Regulation M Compliance. The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the Securities.

(x)
Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
(y)
Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

Except for the representations and warranties made by the Company in this Section 3.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets liabilities, condition or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Existing Noteholders, or any of their respective Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in this Section 3.1 and the certificate delivered pursuant to Section 2.2(a)(xi), any oral or written information presented to the Existing Noteholders, or any of their respective Affiliates or representatives, in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Existing Noteholders to rely on the representations, warranties, covenants and agreements made to the Existing Noteholders expressly set forth in the Transaction Documents or in any certificate delivered hereunder or thereunder.

3.2
Representations and Warranties of the Existing Noteholders. Each Existing Noteholder, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:
(a)
Status. It is an entity duly organized, validly existing and in good standing under the laws of its state of formation or incorporation, as applicable, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement and thereby have been duly authorized and require no other proceedings on its part. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Existing Noteholder or its shareholders. This Agreement has been duly executed and delivered by the Existing Noteholder and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of the Subscriber, enforceable against it in accordance with its terms.
(b)
Nature of Existing Noteholder.
(i)
The Existing Noteholder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D. The Existing Noteholder is acquiring the Exchanged Shares for its own account and not with a view to any resale or distribution thereof. The Existing Noteholder agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Exchanged Shares.
(ii)
The Existing Noteholder (A) is a sophisticated investor with the knowledge and experience in business and financial matters to enable such Existing Noteholder to independently evaluate the merits and risks, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has exercised independent judgment in evaluating its participation in transactions contemplated by this Agreement. Further, the Existing Noteholder is able to bear the economic risk and lack of liquidity of an investment in the Company and the risk of loss of its entire investment in the Company.
(iii)
The Existing Noteholder or its representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer of the Exchanged Shares, as applicable, that have been requested by such Existing Noteholder. The Existing Noteholder or its representatives has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Existing Noteholder or its representatives shall modify, amend or affect such Existing Noteholder’s right (A) to rely on the Company’s representations and warranties contained in Section 3.1 above or (B) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Existing Noteholder understands and acknowledges that its acquisition of the Exchanged Shares involves a high degree of risk and uncertainty. The Existing Noteholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Exchanged Shares. The Existing Noteholder acknowledges that this Agreement is the result of arm’s-length negotiations between the Company and such Existing Noteholder.
(c)
No Public Offering. The Existing Noteholder understands that the Exchanged Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer of the Exchanged Shares has not been registered under the Securities Act. The Existing Noteholder understands that the Exchanged Shares may not be resold, transferred, pledged or otherwise disposed of by such Existing Noteholder absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing such Exchanged Shares shall contain a legend to such effect. The Existing Noteholder understands and agrees that the Exchanged Shares will be subject to the foregoing transfer restrictions and, as a result, such Existing Noteholder may not be able to readily resell its Exchanged Shares and may be required to bear the financial risk of an investment in such Exchanged Shares for an indefinite period of time. The Existing Noteholder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of its Exchanged Shares.
(d)
Reliance Upon such Existing Noteholder’s Representations and Warranties. The Existing Noteholder understands and acknowledges that the Exchanged Shares are being offered in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Existing Noteholder set forth in this Agreement in (i) concluding that the issuance of the Exchanged Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Existing Noteholder to acquire the Exchanged Shares.
(e)
Sanctions. The Existing Noteholder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Existing Noteholder agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Existing Noteholder is permitted to do so under applicable law. The Existing Noteholder represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Existing Noteholder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Existing Noteholder also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Existing Noteholder further represents and warrants that, to the extent required by applicable law, such Existing Noteholder maintains policies and procedures reasonably designed to ensure that any funds held by such Existing Noteholder and used to purchase the Exchanged Shares, as applicable, were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
Article IV.

Other Agreements of the Parties
4.1
Filings; Other Actions. Following the execution of this Agreement, the Existing Noteholders, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.1. The Existing Noteholders shall promptly furnish the Company, and the Company shall promptly furnish the Existing Noteholders, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
4.2
Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Exchanged Shares in a manner that would require the registration under the Securities Act of the sale of the Exchanged Shares or that would be integrated with the offer or sale of the Exchanged Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
4.3
Publicity. The Company and each Existing Noteholder shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Existing Noteholder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Existing Noteholder, or without the prior consent of each Existing Noteholder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law; provided, that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Section 5.5.
4.4
Stockholder Rights Plan. No claim shall be made or enforced by the Company or, with the consent of the Company, any other Person, that any Existing Noteholder is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Existing Noteholder could be deemed to trigger the provisions of any such plan or arrangement, in each case, solely by virtue of receiving Securities under the Transaction Documents.
4.5
Reservation and Listing of Securities. The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq Global Market or another Trading Market. The Company shall, if applicable: (i) take all steps necessary to cause such shares of the Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; and (ii) provide to the Existing Noteholders evidence of such listing or quotation. The Company agrees to use reasonable best efforts to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.6
Form D; Blue Sky Filings. The Company shall timely file a Form D with respect to the Securities if and as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Existing Noteholders under applicable securities or “Blue Sky” laws of the states of the United States.
4.7
Tax Matters. For U.S. federal and applicable state income tax purposes, the issuance to the Existing Noteholders on the terms and subject to the conditions set forth herein and pursuant to the Payoff Letter of 312,490,076 shares of the Common Stock, shall be treated by the parties as a “recapitalization” of the Company pursuant to Section 368(a)(1)(E) of the Code except pursuant to a determination within the meaning of Section 1313 of the Code; provided that, in the event that the transactions do not so qualify as a recapitalization, as the result of a successful challenge by the Internal Revenue Service or other taxing authority, then the Company shall be held harmless and shall not be required to indemnify any person for losses incurred due to the failure of the transaction to so qualify or the successful challenge, including the Existing Noteholders.
4.8
No Additional Shares. Except with the consent of Existing Noteholders whose aggregate Exchanged Shares would represent a majority of the aggregate Exchanged Shares of all Existing Noteholders, following the execution of this Agreement, the Company shall not issue any shares of Common Stock or Common Stock Equivalents other than with respect to Company Stock Awards, Convertible Notes or warrants outstanding as of the date of this Agreement or otherwise contemplated by the RSA; provided, however, that the foregoing shall not apply to awards granted pursuant to any employee benefit plan.
Article V.

Miscellaneous
5.1
Survival. Notwithstanding anything in this Agreement to the contrary, the provisions that are required to be performed following the Closing shall survive in accordance with their respective terms, and if no term is specified, then for sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).
5.2
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.3
Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested) to each respective party’s notice address as provided in Section 14.10 of the RSA.
5.4
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Existing Noteholders. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
5.5
Specific Performance. It is understood and agreed by the parties that money damages would be an insufficient remedy for any breach of this Agreement by any party, and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach. Each party hereby agrees that its right to specific performance as set forth in Section 5.5 of this Agreement shall be its sole and exclusive remedy with respect to any breach by any other party of this Agreement and that it may not seek or accept any other form of relief that may be available for any such breach of this Agreement (including monetary, punitive, indirect, special, consequential and/or any other damages or remedies).
5.6
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.7
Rules of Construction. This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. Each party was represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. Furthermore, this Agreement supersedes all prior understandings, whether written or oral, among the parties hereto with respect to the Transactions and sets forth the entire understanding of the parties hereto with respect thereto; provided, however, that this Agreement shall not supersede any other documents or agreements relating to the transactions contemplated by the RSA. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

5.8
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
5.9
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.15.
5.10
GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
5.11
Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
5.12
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.13
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOR EXISTING NOTEHOLDERS FOLLOW]

Signature Page

Exchange Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Existing Noteholders:

BEP SPECIAL SITUATIONS IV LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

ASCEND GLOBAL INVESTMENT FUND SPC

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

MERIDIAN INVESTMENTS CORPORATION

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

Signature Page

Exchange Agreement

Schedule I

Existing Noteholder Allocation

Existing Noteholder	Convertible Note Exchanged Common Shares
BEP SPECIAL SITUATIONS IV LLV	156,245,038
ASCEND GLOBAL INVESTMENT FUND SPC.	78,122,519
MERIDIAN INVESTMENTS CORPORATION	78,122,519
Total:	312,490,076

Schedule I

Exhibit A

Form of Payoff Letter

[See Attached.]

Exhibit A

Exhibit A - Form for Payoff Letter

[_______], 2025

5E Advanced Materials, Inc.

9329 Mariposa Road, Suite 210
Hesperia, CA 92344
Attention: Paul Weibel, Chief Executive Officer
E-mail address: pweibel@5eadvancedmaterials.com

Re: Termination of A&R NPA

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Existing NPA”), among 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), the noteholders from time to time party thereto (the “Existing Noteholders”), the Guarantors from time to time party thereto, and Alter Domus (US) LLC, as collateral agent (the “Existing Agent”). Capitalized terms used herein without definition have the meanings given to them in the Existing NPA.

The Existing Noteholders and the Existing Agent understand that the entire principal amount of the Notes outstanding under the Existing NPA, together with accrued and unpaid interest thereon, shall be exchanged for a number of shares of Common Stock of the Company, in each case as set forth and described in that certain Exchange Agreement dated as of January 14, 2025, by and among the Company and the Existing Noteholders (the “Exchange Agreement”) (such exchange of debt obligations for equity interests being referred to herein as, the “Exchange”).

The Existing Noteholders and the Existing Agent understand that in connection with the Exchange, the Company and the Guarantors (collectively, the “Note Parties”) intend to cause all indebtedness, liabilities and other Obligations of the Note Parties to the Existing Noteholders and/or the Existing Agent owing under the Note Documents, including, without limitation, all principal, accrued interest, costs, expenses and fees outstanding, including, without limitation, reasonable attorneys’ fees, costs and expenses, to be extinguished and/or repaid in full as set out below on and as of the Closing Date (as defined in the Exchange Agreement).

As of the Closing Date (as defined in the Exchange Agreement), the principal balance of the Notes purchased by the Existing Noteholders for the benefit of the Note Parties under the Existing NPA, together with all accrued but unpaid interest thereon, totals $[ ] (the “NPA Amount”). As consideration in lieu of the repayment in full in cash of the NPA Amount, the parties hereto acknowledge and agree to the Exchange as set forth and described in the Exchange Agreement and the receipt by the Existing Noteholders of their pro rata shares of Common Stock

Exhibit A

of the Company based on their holdings of the Notes immediately prior to the Exchange as set forth on Schedule I to the Exchange Agreement. Net of the NPA Amount, the outstanding obligations of the Note Parties under the Existing NPA, including, without limitation, all fees, costs, expenses and other amounts owed by the Note Parties with respect to the Existing NPA and the other Note Documents, if paid on the Closing Date (as defined in the Exchange Agreement) by 1:00 p.m. (Central Time) are as follows (the “Payoff Amount”):

Fees owed to Existing

Agent (including those of

counsel to Existing Agent): $[ ]

Legal Fees/Expenses of

Kirkland & Ellis LLP

(“K&E Legal Fees”): $[ ]

____________________________________________

Total Payoff Amount: $[ ]

The Existing Agent hereby instructs the Note Parties to pay or cause to be paid the Payoff Amount (other than the K&E Legal Fees) by wire transfer, in immediately available funds, to the following account in accordance with the following wire transfer instructions:

Bank: [ ]

ABA No.: [ ]

Account No.: [ ]

Account Name: [ ]

Reference: [ ]

The Existing Agent hereby instructs the Note Parties to pay or cause to be paid the portion of the Payoff Amount constituting the K&E Legal Fees by wire transfer, in immediately available funds, to Kirkland & Ellis LLP (“K&E”) in accordance with the following wire transfer instructions:

Bank: [ ]

ABA No.: [ ]

Account No.: [ ]

Account Name: [ ]

Reference: [ ]

Subject to (a) the receipt by the Existing Agent of the Payoff Amount (net of the K&E Legal Fees), (b) the receipt of K&E of the K&E Legal Fees, (c) the receipt by the Existing Agent of a fully executed copy of this Payoff Letter, duly executed by the Company, the Existing Noteholders and the Existing Agent, and (d) the receipt by the Existing Noteholders and the Existing Agent of a certificate of a Responsible Officer of the Company certifying the consummation of the Exchange as set forth in the Exchange Agreement (collectively, the “Payoff Items”), each of the Existing Agent and each Existing Noteholder agrees that (i) all indebtedness,

Exhibit A

liabilities and obligations and the Note Documents (other than (A) expense and other reimbursement obligations, (B) indemnification obligations and (C) any other obligations, that in each case in clauses (A) through (C) pursuant to the express terms of the Note Documents, survive the termination of the Note Documents (the “Surviving Obligations”)), including principal, accrued interest, costs, expenses and fees, shall be paid in full, (ii) all Note Documents (other than this letter agreement) shall be immediately and automatically terminated (with the exception of any provisions thereof which by their express terms survive termination), (iii) all commitments of the Existing Noteholders shall be immediately and automatically terminated, (iv) all guarantees provided under the Note Documents shall be immediately and automatically terminated and (v) any security interest or lien granted to the Existing Noteholders and/or the Existing Agent in any property of the Note Parties securing amounts evidenced by the Note Documents shall immediately and automatically terminate.

At the expense of the Company (it being understood and agreed that such expense may be in addition to the amounts included in the Payoff Amount) and upon notification by Existing Agent’s counsel of receipt or confirmation of all of the Payoff Items, the Borrower and its legal counsel or their designee, are each hereby authorized to: (w) file the UCC termination statements, attached hereto as Exhibit A, terminating the UCC financing statements attached hereto as Exhibit B; (x) deliver the deposit account control agreement termination to the applicable depository bank attached hereto as Exhibit C; (y) record the deed of trust release attached hereto as Exhibit D; (z) file amendments, termination statements and releases with respect to each assignment and other instrument or document filed to perfect any of the security interests and other liens granted under the Note Documents, and the Existing Agent agrees to take such steps as are reasonably requested by Borrower to terminate all such security interests, assignments, blocked account agreements, control agreements and similar agreements and documents, and other liens of record, at Borrower’s sole expense. Within five (5) Business Days of the Closing Date (as defined in the Exchange Agreement), the Existing Agent will deliver to the Borrower all possessory collateral in the Existing Agent’s possession as set forth on Exhibit E attached hereto.

Notwithstanding the terms of this letter agreement to the contrary, if the Existing Agent determines after the date hereof that an amount that was due and payable under the Note Documents was mistakenly excluded from the NPA Amount or Payoff Amount, the Company agrees to promptly pay such excluded amount after the Existing Agent provides evidence reasonably satisfactory to the Company that such excluded amount is due and payable. Notwithstanding anything herein to the contrary, if at any time all or any part of the Payoff Amount is or must be rescinded or returned by the Existing Agent for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving the Company or any other Note Party), the Obligations, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence, notwithstanding such application by the Existing Agent, and the Existing NPA and the other Note Documents shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Existing Agent had not been made. The provisions of this paragraph shall remain in full force and effect regardless of any termination of the obligations owing under the Note Documents.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Note Party hereby, for itself and its successors and assigns, fully and without

Exhibit A

reserve, releases, acquits, and forever discharges the Existing Agent, each Existing Noteholder, and their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Closing Date (as defined in the Exchange Agreement) and are in any way directly or indirectly arising out of or in any way connected to any of this letter agreement, the Existing NPA, any other Note Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”), in each case in each case, excluding the Surviving Obligations and the obligations of the Released Parties under this Payoff Letter. The provisions of this paragraph shall survive the termination of this letter agreement, the Existing NPA and the other Note Documents and payment in full of the Obligations.

It is acknowledged and agreed that this document constitutes a “Note Document” for all purposes of the Existing NPA.

This letter agreement (a) shall be governed by and shall be construed and enforced in accordance with, the laws of the State of New York and (b) sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated, except in writing signed by each party hereto.

This letter agreement may be executed in any number of counterparts, and telecopied signatures (or signatures delivered via electronic mail or “pdf”) shall be enforceable as originals. Your signature below shall evidence your agreement with the foregoing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Exhibit A

Very truly yours,

ALTER DOMUS (US) LLC, as the Existing Agent

By:

Name:

Title:

[Signature Page - Payoff Letter]

Exhibit A

Accepted and Agreed to:

5E ADVANCED MATERIALS, INC., a Delaware corporation

as the Company

By:

Name:

Title:

[Signature Page - Payoff Letter]

Exhibit A

Acknowledged and agreed severally and not jointly for each Existing Noteholder listed below:

BEP SPECIAL SITUATIONS IV LLC

By: ____________________________

Name:

Title:

ASCEND GLOBAL INVESTMENT FUND SPC

By: ____________________________

Name:

Title:

MERIDIAN INVESTMENTS CORPORATION

By: ____________________________

Name:

Title:

[Signature Page - Payoff Letter]

Exhibit A

EXHIBIT A

UCC-3 Termination Statements

EXHIBIT B

UCC-1 Financing Statements

EXHIBIT C

DACA Termination

EXHIBIT D

DEED OF TRUST RELEASE

EXHIBIT E

POSSESSORY COLLATERAL